JOZEF

Welcome to all of you listening in this afternoon. I am very excited to discuss with you today a new phase in the Company's strategy: the extension of our product breadth and technological expertise for storage area and local area networks. As you read in our announcement, we are acquiring IBM's optical transceiver business that immediately positions us as a leader for fiberoptic solutions in the large and growing data communications markets. Before we get into the details, let me ask Tony Muller, our chief financial officer, to review the safe harbor statement and then I will discuss the pending acquisition in more detail before Tony covers the financial aspects of the transaction. Finally we will open the call to your questions and I would like to add that Don Scifres, our co-chairman and chief strategy officer and architect of the transaction, is also available to answer questions.

TONY

FORWARD LOOKING LANGUAGE

We would like to advise you that our report and the discussions we will have today include "forward looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements we make, other than those dealing specifically with historical matters (that is our historical financial results and any statements we make about the conduct of our business, operations and finances up to this moment). Our forward looking statements include any information we provide on future business operations and guidance regarding the future financial performance of the Company and any information regarding any benefits or synergies to be gained through the acquisition of IBM's transceiver business. All forward looking statements mentioned are subject to risks and uncertainties that could cause the actual results to differ, possibly materially, from those projected in the forward looking statements. Some, but not all, of these risks and uncertainties are discussed from time to time in the press releases and securities filings of the company with the SEC, particularly the "Risk Factor" section of our Form 10-Q filed for the quarter year ended September 29, 2001.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

JOZEF

Thank you Tony.

  Our core strategy in building JDS Uniphase has been to be the leading end-to-end supplier of fiberoptic components and modules for communications networks. Today, we are extending our product breadth from telecommunications to data communications and fulfilling our vision of providing fiberoptic component and module solutions from our current submarine, long haul and metro applications all the way to enterprise applications. As a result, we believe that JDS Uniphase will have the broadest optical transmission product line available and an immediate leading position in data communications as well as telecommunications.
  With the addition of IBM's optical transceiver product line and expertise in Fibre Channel and Gigabit Ethernet protocols, we can now serve customers in storage area and local area networks with a range of transceivers, including small form factor, Gigabit Link Modules and Gigabit Interface Converters. Fibre Channel and Gigabit Ethernet products are expected to experience attractive growth rates because of the enormous amount of data that enterprises are required to store, retrieve and share among employees, suppliers and customers.
  Additionally, the extension of our product breadth into SAN and LAN networks broadens our addressable market to include customers that serve enterprise networks. Examples of new customers include Compaq, IBM, Sun, Dell, HP, Brocade and Extreme.
  From a technical perspective, this transaction can immediately strengthen our world-class research and development capabilities. The IBM team brings considerable expertise in high-speed mixed signal silicon germanium and BiCMOS integrated circuit design as well as adding to our analog, microwave, optoelectronic and mechanical design resources. Higher levels of integration between optics and electronics are being pioneered in data communications and we believe this additional expertise is going to become an integral part of our value proposition to our customers.
  A key part of the technical attributes of this unit involves its optics and low cost packaging and design capabilities. Our transceiver business can be considerably enhanced by IBM's expertise in low cost, small form factor packaging, proprietary latching and low cost materials and assembly techniques. We expect to leverage these techniques throughout our product line as we develop lower cost, smaller foot print products for all of the customers that we serve. Clearly this is already a mandate in access and metro applications where we can now extend our product offerings to include Fibre Channel and Gigabit Ethernet protocol capabilities, and we anticipate that these attributes will become increasingly important in long haul applications as well.
  Given our focus on fiberoptics, we believe that JDS Uniphase can provide additional resources to this unit's development roadmap that includes exciting developments in 10 Gb/s advancements and embedded optical monitoring. This unit will report into our transmission subsystems group that includes all of our existing transponder and transceiver businesses.
  We are very excited to have this talented group of people from one of the world's leading technology companies join our team. We believe that they will have an immediate impact on our success as they extend our network reach and broaden our customer base. In return, we believe our strong focus on fiberoptics will provide an environment that will enable this team to flourish.
  Now Tony will take you through some of the financial details of the transaction.

TONY

  Thank you Jozef.
  Under the terms of the agreement, JDS Uniphase will pay $340 million in a combination of cash and stock, of which $100 million will be paid in cash. Additional payments of up to $85 million in cash or stock may be made in early calendar 2003 based on the financial performance of the acquired business. We expect to record $300 million in goodwill, minus the in-process charge that will be based on an appraisal that will begin shortly.
  We believe that the price represents an attractive valuation based on peer multiples. We expect the unit to have revenue of approximately $18-19 million in the March quarter. Margins in this business are comparable to JDS Uniphase's current margins and the deal is expected to have a negligible impact on per share results in calendar 2002.
  The operation is based in Rochester, Minnesota and approximately 120 employees will be joining JDS Uniphase. We will continue to use the unit's outsourcing partners for manufacturing and IBM will be a key supplier of integrated circuit devices for transceiver products. The unit will continue to work in close cooperation with the IBM Research Center over the next several years to develop advanced products and capabilities. The unit has used a combination of direct sales, manufacturing representatives and distribution partners for its products that will continue for a transition period.
  Morgan Stanley and Thomas Weisel Partners advised us on this acquisition which is subject to customary closing conditions including government approvals.
  Jozef . . .

JOZEF

  Thank you Tony. In closing, let me say that I believe this is one of the defining moments in the history of JDS Uniphase. We are delivering on our promise of being the leading provider of end-to-end solutions for communications networks and enhancing our technical capabilities in a manner that we believe will have a positive impact for all of our customers, new and existing. Through today's transaction, we are improving our ability to partner with our customers, building stockholder value by broadening our markets and customer base, and significantly adding to our technical skills and capabilities while retaining our concentrated focus on fiberoptics.
  With our major restructuring largely behind us, I believe we are in a position to integrate this new unit into our company and emerge as an even stronger entity. This is a major step forward in our technical capabilities and I am excited to talk to customers about our vision for the solutions we can deliver now and in the future as fiberoptics continues to penetrate deeper into the network infrastructure.
  Thank you and we can now open the call to questions.